EXHIBIT 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

NOKIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Shares of Nokia Corporation (1)	Other (2)	130,000,000 (3)	$3.53 (2)	$458,900,000	$147.60 per $1,000,000	$67,733.64
Total Offering Amounts					$458,900,000		$67,733.64
Total Fee Offsets							$22,837.72
Net Fee Due							$44,895.92

(1)	American Depositary Receipts evidencing American Depositary Shares (“ADSs”) issuable on deposit of shares (the “Shares”) of Nokia Corporation (the “Registrant”) have been registered pursuant to separate Registration Statements on Form F-6 (Registration Nos. 333-105373 and 333-182900) and currently are traded on the New York Stock Exchange under the ticker symbol “NOK.” Each ADS represents one Share. Pursuant to Rule 416 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional Shares that become deliverable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding Shares to be offered or sold pursuant to the Plans, as defined below.

(2)	Estimated solely for the purpose of calculating the registration fee. Such estimate is calculated pursuant to Rules 457(c) and 457(h) under the Securities Act based on the average of the high and low prices ($3.54 and $3.51, respectively) of Nokia Corporation ADSs on the New York Stock Exchange on February 26, 2024.

(3)	Represents an aggregate of 130,000,000 Shares, of which 10,000,000 Shares are available for future issuance under the Nokia Employee Share Purchase Plan “Share in Success” Plan 2024-2026, and 120,000,000 Shares are available for future issuance under the Nokia Long-Term Incentive Plan 2024-2026 (these plans together, the “Plans”).

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number (1)	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Nokia Corporation	S-8	333-236903	3/5/2020		$850.13(2)	Equity	Shares of Nokia Corporation	1,716,785	$6,549,535.79
	Nokia Corporation	S-8	333-230430	3/22/2019		$1,022.99(3)	Equity	Shares of Nokia Corporation	1,361,371	$8,440,501.34
	Nokia Corporation	S-8	333-230467	3/22/2019		$4,816.51(4)	Equity	Shares of Nokia Corporation	6,409,707	$39,740,181.52
	Nokia Corporation	S-8	333-211574	5/25/2016		$6,200.73(5)	Equity	Shares of Nokia Corporation	11,841,590	$61,576,266.14
	Nokia Corporation	S-8	333-212122	6/20/2016		$530.31(6)	Equity	Shares of Nokia Corporation	935,381	$5,266,194.97
	Nokia Corporation	S-8	333-202866	3/19/2015		$404.82(7)	Equity	Shares of Nokia Corporation	454,807	$3,483,819.38
	Nokia Corporation	S-8	333-194197	2/27/2014		$4,961.45(8)	Equity	Shares of Nokia Corporation	5,041,961	$38,520,585.68
	Nokia Corporation	S-8	333-187096	3/7/2013		$2,928.77(9)	Equity	Shares of Nokia Corporation	6,006,134	$21,471,929.87
	Nokia Corporation	S-8	333-179982	3/8/2012		$1,122.01(10)	Equity	Shares of Nokia Corporation	1,964,023	$9,790,657.08

Fee Offset Sources	Nokia Corporation	S-8	333-236903	3/5/2020	$967.91
	Nokia Corporation	S-8	333-230430	3/22/2019	$1,653.17
	Nokia Corporation	S-8	333-230467	3/22/2019	$5,877.47
	Nokia Corporation	S-8	333-211574	5/25/2016	$8,378.24
	Nokia Corporation	S-8	333-212122	6/20/2016	$935.46
	Nokia Corporation	S-8	333-202866	3/19/2015	$4,558.98
	Nokia Corporation	S-8	333-194197	2/27/2014	$4,961.45
	Nokia Corporation	S-8	333-187096	3/7/2013	$4,569.33
	Nokia Corporation	S-8	333-179982	3/8/2012	$6,741.12

(1)	Pursuant to Rule 457(p) under the Securities Act, the registration fee of $67.733.64 with respect to the 130,000,000 Shares to be registered hereunder is offset by the fees paid by the Registrant in connection with the Registration Statements on Form S-8 more particularly described below. The Registrant has terminated or completed each offering that included the unsold Shares offered under each of the Registration Statements on Form S-8 described below and has deregistered all such unsold Shares by filing a Post-Effective Amendment to each such Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”).

(2)	Represents the portion of the fee actually paid by the Registrant in connection with the registration of 16,110,000 Shares for issuance pursuant to the Nokia Performance Share Plan 2020, the registration of 4,010,000 Shares for issuance pursuant to the Nokia Restricted Share Plan 2020 and the registration of 1,750,000 Shares for issuance pursuant to the Nokia Employee Share Purchase Plan [“Share in Success”] on Form S-8 (File No. 333-236903) filed with the Commission on March 5, 2020 (the “2020 S-8”) and subsequently deregistered pursuant to Post-Effective Amendment No. 3 to Form S-8 Registration Statement filed with the Commission on March 1, 2024 (the “2020 POS”). The amount of the registration fee for the 2020 S-8 was $12,330.16, of which $10,829.74 is associated with the Shares deregistered pursuant to the 2020 POS. The amount of the registration fee for the 2020 S-8 was offset by (i) fees totaling $580.21 paid by the Registrant in connection with the registration of 990,000 Shares for issuance pursuant to the Nokia Restricted Share Plan 2016 on Form S-8 (File No. 333-210545) filed with the Commission on April 1, 2016 (the “2016 S-8”); (ii) fees totaling $603.79 paid by the Registrant in connection with the registration of 1,065,000 Shares for issuance pursuant to the Nokia Restricted Share Plan 2016 on Form S-8 (File No. 333-212122) filed with the Commission on June 20, 2016 (the “Second 2016 S-8”); (iii) fees totaling $9,013.52 paid by the Registrant in connection with the registration of 13,705,000 Shares for issuance pursuant to the Nokia Performance Share Plan 2017 and the registration of 845,000 Shares for issuance pursuant to the Nokia Employee Share Purchase Plan 2017 on Form S-8 (File No. 333-216908) filed with the Commission on March 23, 2017 (the “2017 S-8”); and (iv) fees totaling $1,164.73 paid by the Registrant in connection with the registration of 1,550,000 Shares for issuance pursuant to the 2015 Performance Shares Liquidity Agreement on Form S-8 (File No. 333-230430) filed with the Commission on March 22, 2019 (the “2015 Liquidity S-8”).

(3)	Represents the portion of the fee actually paid by the Registrant in connection with the registration of 12,620,000 Shares for issuance pursuant to the Nokia Performance Share Plan 2019, the registration of 2,230,000 Shares for issuance pursuant to the Nokia Restricted Share Plan 2019 and the registration of 1,130,000 Shares for issuance pursuant to the Nokia Employee Share Purchase Plan [“Share in Success”] on Form S-8 (File No. 333-230467) filed with the Commission on March 22, 2019 (the “2019 S-8”) and subsequently deregistered pursuant to Post-Effective Amendment No. 1 to Form S-8 Registration Statement filed with the Commission on March 1, 2024 (the “2019 POS”). The amount of the registration fee for the 2019 S-8 was $14,653.08, of which $$12,008.01 is associated with the Shares deregistered pursuant to the 2020 POS. The amount of the registration fee for the 2020 S-8 was offset by (i) fees totaling $494.00 paid by the Registrant in connection with the registration of 555,000 Shares for issuance pursuant to the Nokia Restricted Share Plan 2015 on Form S-8 (File No. 333-202866) filed with the Commission on March 19, 2015 (the “2015 S-8”); (ii) fees totaling $7,566.60 paid by the Registrant in connection with the registration of 14,450,000 Shares for issuance pursuant to the Nokia Performance Share Plan 2016 on Form S-8 (File No. 333-211574) filed with the Commission on May 25, 2016 (the “2016 Performance Plan S-8”); and (iii) fees totaling $715.01 paid by the Registrant in connection with the registration of 1,220,000 Shares for issuance pursuant to the Nokia Employee Share Purchase Plan 2016 under the 2016 S-8.

(4)	Represents the portion of the amount of the registration fee for the 2020 S-8 that was offset by the Shares registered under the 2015 Liquidity S-8 and that corresponds to the Shares deregistered pursuant to the 2020 POS. The Shares issuable under the 2015 Liquidity S-8 were deregistered pursuant to Post-Effective Amendment No. 1 to Form S-8 Registration Statement filed with the Commission on March 5, 2020.

(5)	Represents the portion of the amount of the registration fee for the 2019 S-8 that was offset by the Shares registered under the 2016 Performance Plan S-8 and that corresponds to the Shares deregistered pursuant to the 2019 POS. The Shares issuable under the 2016 Performance Share Plan S-8 were deregistered pursuant to Post-Effective Amendment No. 1 to Form S-8 Registration Statement filed with the Commission on March 22, 2019.

(6)	Represents the portion of the amount of the registration fee for the 2020 S-8 that was offset by the Shares registered under the Second 2016 S-8 and that corresponds to the Shares deregistered pursuant to the 2020 POS. The Shares issuable under the Second 2016 S-8 were deregistered pursuant to Post-Effective Amendment No. 1 to Form S-8 Registration Statement filed with the Commission on March 5, 2020.

(7)	Represents the portion of the amount of the registration fee for the 2019 S-8 that was offset by the Shares registered under the 2015 S-8 and that corresponds to the Shares deregistered pursuant to the 2019 POS. The Shares issuable under the 2015 S-8 were deregistered pursuant to Post-Effective Amendment No. 3 to Form S-8 Registration Statement filed with the Commission on March 22, 2019.

(8)	Represents the portion of the amount of the registration fee for the 2017 S-8 that was offset by the Shares registered under the Registration on Form S-8 (File No. 333-194197) filed with the Commission on February 27, 2014 (the “2014 S-8”) and that corresponds to the Shares deregistered pursuant to the 2020 POS. No fee was actually paid in connection with the registration of Shares under the 2017 S-8. The amount of the registration fee for the 2017 S-8 was offset by (i) fees totaling $2,145.57 paid by the Registrant in connection with the registration of 4,400,000 Shares for issuance pursuant to the Nokia Restricted Share Plan 2013 on Form S-8 (File No. 333-187096) filed with the Commission on March 7, 2013 (the “2013 S-8”), (ii) fees totaling $12,694.01 paid by the Registrant in connection with the registration of 12,900,000 Shares for issuance pursuant to the Nokia Performance Share Plan 2014 on the 2014 S-8, (iii) fees totaling $414.49 paid by the Registrant in connection with the registration of 850,000 Shares for issuance pursuant to the Nokia Employee Share Purchase Plan 2013 on the 2013 S-8 and (iv) fees totaling $688.82 paid by the Registrant in connection with the registration of 700,000 Shares for issuance pursuant to the Nokia Employee Share Purchase Plan 2014 on the 2014 S-8. The Shares issuable under the 2014 S-8 were deregistered pursuant to Post-Effective No. 1 to Form S-8 Registration Statement filed with the Commission on March 23, 2017, and the Shares issuable under the 2017 S-8 were deregistered pursuant to Post-Effective Amendment No. 1 to Form S-8 Registration Statement filed with the Commission on March 5, 2020.

(9)	Represents the portion of the amount of the registration fee for the 2019 S-8, the 2016 S-8 and the 2017 S-8 that was offset by the Shares registered under the 2013 S-8 and that corresponds to the Shares deregistered pursuant to the 2019 POS and the 2020 POS. No fee was actually paid in connection with the Registration of Shares under the 2016 S-8. The amount of the registration fee for the 2016 S-8 was offset by (i) fees totaling $761.91 paid by the Registrant in connection with the registration of 1,333,688 Shares for issuance pursuant to the Nokia Restricted Share Plan 2012 on Form S-8 (File No. 333-179982) filed with the Commission on March 8, 2012 (the “2012 S-8”) and (ii) fees totaling $1,201.44 paid by the Registrant in connection with the registration of 2,463,836 Shares for issuance pursuant to the Nokia Performance Share Plan 2013 on the 2013 S-8. The Shares issuable under the 2013 Registration Statement were deregistered pursuant to Post-Effective Amendment No. 1 to Form S-8 Registration Statement filed with the Commission on February 27, 2014, Post-Effective Amendment No. 2 to Form S-8 Registration Statement filed with the Commission on April 1, 2016 and Post-Effective Amendment No. 3 to Form S-8 Registration Statement filed with the Commission on March 23, 2017. The Shares issuable under the 2016 S-8 were deregistered pursuant to Post-Effective Amendment No. 1 to Form S-8 Registration Statement filed with the Commission on March 22, 2019 and Post-Effective Amendment No. 2 to Form S-8 Registration Statement filed with the Commission on March 5, 2020.

(10)	Represents the portion of the amount of the registration fee for the 2016 S-8 and the 2014 S-8 that was offset by the Shares registered under the 2012 S-8 and that corresponds to the Shares deregistered pursuant to the 2019 POS and the 2020 POS. The Shares issuable under the 2012 S-8 were deregistered pursuant to Post-Effective Amendment No. 1 to Form S-8 Registration Statement filed with the Commission on February 27, 2014 and Post-Effective Amendment No. 2 to Form S-8 Registration Statement filed with the Commission on April 1, 2016.